Exhibit 99.1

IN8bio Announces Pricing of

$10.25 Million Underwritten Public Offering of

Common Stock

NEW YORK, August 11, 2022 — IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company focused on the discovery and development of innovative gamma-delta T cell therapies utilizing its DeltEx platform, today announced the pricing of an underwritten public offering of 5,394,737 shares of its common stock at a public offering price of $1.90 per share. IN8bio also granted the underwriter a 30-day option to purchase up to an additional 657,894 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about August 16, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The gross proceeds to IN8bio from the offering are expected to be approximately $10.25 million, before deducting underwriting discounts and commissions and other offering expenses and excluding any exercise of the underwriter’s option to purchase additional shares.

A registration statement on Form S-1 (File No. 333-266620) relating to the securities sold in this offering was declared effective by the Securities and Exchange Commission (SEC) on August 11, 2022. The offering is being made only by means of a prospectus that forms a part of the effective registration statement. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or email at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of IN8bio, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of gamma-delta T cell product candidates for solid and liquid tumors. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. IN8bio’s DeltEx platform employs allogeneic, autologous, iPSC and genetically modified approaches to develop cell therapies, designed to effectively identify and eradicate tumor cells.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the completion of the offering, the satisfaction of customary closing conditions relating to the offering and the use of the net proceeds in this offering. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: the uncertainties related to market and other conditions and the completion of the public offering ; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in our Registration Statement on Form S-1 filed with the SEC on August 8, 2022 and amended on August 9, 2022, our Annual Report on Form 10-K filed with the SEC on March 17, 2022 and our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2022, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

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Company Contact:

IN8bio, Inc.

Patrick McCall

+ 1 646.600.6438

info@IN8bio.com

Investors:

Solebury Trout

David Buck

+ 1 646.378.2927

dbuck@soleburytrout.com

Media:

Burns McClellan, Inc.

Katie Larch / Robert Flamm, Ph.D.

+1 212.213.0006

klarch@burnsmc.com / rflamm@burmsmc.com